Exhibit 10.4

THIRD MODIFICATION OF CONVERTIBLE LOAN AGREEMENT

This Third Modification of Convertible Loan Agreement (this “Third Modification”) made and executed as of September 28, 2012, by and between:

X-FACTOR COMMUNICATIONS, LLC located at 3 Empire Boulevard, South Hackensack, New Jersey 07606 (“Borrower”) and

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, a body corporate and politic constituting an instrumentality of the State of New Jersey (the “Authority”).

Background

The Authority and the Borrower entered into a Convertible Loan Agreement dated July 31, 2009 (the “Original Loan Agreement”) pursuant to which the Authority loaned Borrower the sum of $500,000 (the “Loan”).  The Loan is evidenced by a Secured Convertible Promissory Note of the same date (the “Original Note”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Loan Agreement.

WHEREAS, in December 2010, the Borrower requested and the Authority agreed to grant a 6-month interest-only payment period on the Original Note commencing on December 1, 2010 and ending on May 1, 2011, which is evidenced by a First Modification of Convertible Loan Agreement dated January 19, 2011 (“First Modification”).

WHEREAS, in order to provide continued payment relief to the Borrower and to allow the Borrower to conserve its cash until bridge financing and receivables from the Cisco contract were collected, the Borrower requested and, at a meeting on August 16, 2011, the members of the Authority approved the second 6-month interest only payment period on the Original Note retroactively commencing on June 1, 2011 and ending on November 1, 2011, which is evidenced by a Second Modification of Convertible Loan Agreement dated September 14, 2011 (“Second Modification”).  In exchange for such consent, the Authority filed a UCC Financing Statement and United States Patent and Trademark Office liens on intellectual property of Borrower.

WHEREAS, in order to allow time for the Borrower to change its corporate structure by becoming a subsidiary of a shell holding company, X-Factor Communications Holdings, Inc. (“Holdings”), Borrower requested and the Authority agreed to restructure repayment of the Original Note, retroactively, beginning January 1, 2012 to allow a three month deferral of principal payments until April 1, 2012 with regular monthly payments of principal plus interest resuming on May 1, 2012. In exchange for such consideration, (i) the Borrower made a one-time lump sum payment on April 1, 2012 towards principal due under the Original Note, as amended, in the amount of $56,818.20 (representing four months principal at $14,204.55 per month); and (ii) Borrower agreed to amend the existing Warrant No. 1, dated July 31, 2009 issued by Borrower to Authority to provide for the purchase of 160,414 shares of common stock of Holdings at a strike price of $0.78 per share; and (iii) Holdings issued to Authority additional warrants to purchase 148,942 shares of common stock of Holdings at a strike price of $0.78 per share; and (iv) Authority filed a UCC Financing Statement lien on all assets and all intellectual property of Holdings, including but not limited to all of the membership interests of Borrower owned by Holdings.

WHEREAS, in order to facilitate private funding needed by the Borrower and streamline Authority portfolio servicing requirements, at a meeting on February 14, 2012, the members of the Authority approved certain amendments to Loan Documents.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Authority and the Borrower hereby agree to modify the Original Loan Agreement as follows:

1. Borrower reaffirms and ratifies, as of the date hereof, all covenants, promises and representations made by it in the Original Loan Agreement, except as such may be modified by the First Modification, the Second Modification and this Third Modification.

2.           Borrower represents that there exists no default under the Original Loan Agreement and other Transaction Documents except those defaults of which the Authority is aware. Borrower acknowledges that nothing contained here shall be deemed or construed to waive any default.

3.           The outstanding principal amount of the Original Note as of January 1, 2012 was $454,545.44 (“Outstanding Principal Amount”).

4.           The Outstanding Principal Amount of the Original Note shall be repaid as set forth in a Third Amendment to Secured Convertible Promissory Note dated the date hereof.

5.           All capitalized terms not otherwise defined herein shall have their respective meaning ascribed to them in the Original Loan Agreement.

6.           Section 1 “Definitions”, subsection (n) “Transaction Documents” shall be modified by adding the following to the end of that definition:

“and any modifications thereto.”

7.           Section 3 “Convertible Note” of the Original Loan Agreement is hereby amended as follows:

Subsection (a) “Interest” is deleted in its entirety and the following new language is substituted in its place:

“a) Interest.  Borrower shall pay interest on the Note at a fixed rate equal to the rate specified on the cover page hereof.  Interest payments will be calculated on an actual days elapsed over a 360 day year and will be payable monthly in arrears Interest-only payments commencing on September 1, 2009 and ending on August 1, 2010.  Thereafter, principal plus interest payments payable monthly commencing on September 1, 2010 and ending on November 1, 2010, followed by interest-only payments commencing on December 1, 2010 and ending on November 1, 2011. Thereafter, a payment of principal in the amount of $14,204.55 plus interest is due and payable on December 1, 2011. Thereafter, the Outstanding Principal Amount is due and payable as follows: (i) interest-only payments commencing on January 1, 2012 and ending on March 1, 2012, thereafter, (ii) a one-time lump sum payment towards principal in the amount of $56,818.20 is payable on April 1, 2012 followed by (iii) twenty-eight (28) monthly installments of principal plus interest commencing on May 1, 2012 and ending on, if not sooner paid as provided herein, on August 1, 2014.  On the Maturity Date specified on the cover page, the entire outstanding principal balance of the Note and all accrued and unpaid interest thereon will be immediately due and payable.”

Subsection (c) “Collateral Security” is amended by adding the following to the end of that subsection:

“In addition, X-Factor Communications Holdings, Inc. (“Holdings”) has agreed to provide its unconditional guarantee of the Loan, which guarantee is secured by a first lien on all of its assets and all intellectual property, including but not limited to all of the membership interests of Borrower owned by Holdings.”

Subsection (d) “Conversion” is deleted in its entirety and the following new language is substituted in its place:

“The Note will be convertible in shares of common stock of Holdings as provided therein.”

Subsection (e) “Warrant” is amended by adding the following to the end of that subsection:

“In consideration of the Lender’s approval of Borrower’s corporate restructuring, which resulted in a reverse merger with Holdings, Borrower and Holdings agree to amend the existing Warrant No.1 purchase 160,414 shares of common stock of the Holdings at a strike price of $0.78 per share and Holdings agreed to grant the Lender a second warrant (“Warrant No. 2”) to purchase 148,942 shares of common stock of the Holdings at a strike price of $0.78 per share, as provided in said Warrant No. 2.”

8.           Section 6 “Certain Covenants”, subsection (b) “Certain Negative Covenants” of the Original Loan Agreement is hereby amended as follows:

Paragraph (i) “Corporate Changes” is deleted in its entirety and the following new language is substituted in its place:

“Borrower will not directly or indirectly, merge or consolidate with any Person or amend, alter or modify its organizational documents (except for stock authorized and/or issuance allowed under this Agreement) or its legal name, mailing address, chief executive office or principal places of business, jurisdiction of organization, structure, status or existence, or liquidate or dissolve itself (or suffer any liquidation or dissolution).”

Paragraph (ii) “Indebtedness” is amended by adding the following to the end of that paragraph:

“ or (v) unsecured debt subordinate to Lender in payment and without any current pay interest. In the case of subsection (v) herein regarding unsecured debt, Borrower shall send Lender written notice containing the material terms of such additional indebtedness within 30 days of its closing, together with a copy of the loan documents.”

Paragraph (vi) “Dividends, Stock Redemptions, Stock Issuances, Exchange, Distributions, Etc.” is amended by adding the following to the end of that paragraph:

“Borrower may, however, issue additional stock, including stock options, upon written notice and a summary of terms of the new equity raise, along with an updated capitalization table, to Lender within 30 days of such issuance without obtaining Lender consent, provided that such issuance does not result in a material or substantial change in ownership or operating control of Borrower. Material or substantial change means any change resulting in any new owner having 10% or more ownership interest in the Borrower. For equity raises with any new owner of 10% or more, prior written consent of Lender shall be required.”

9.           The Borrower shall execute and deliver to the Authority contemporaneously with the execution of this Third Modification the Third Amendment to Secured Convertible Promissory Note and First Amendment to Warrant No. 1, and shall cause the Holdings to execute and deliver to the Authority Corporate Guarantee Agreement, Resolution of Corporate Guarantor, Security Agreement, Membership Interest Pledge Agreement and Warrant No.2.

10.           Borrower agrees and acknowledges that nothing contained herein shall be deemed or construed to discharge or invalidate the existing collateral held by the Authority to secure the Original Note and said collateral shall continue to secure the Loan.

11.           Except as otherwise expressly modified by this Third Modification, the  Original Loan Agreement, the Original Note, the Third Amendment to Secured Convertible Promissory Note, and other Transaction Documents shall be deemed to be incorporated herein as if set forth at length and shall remain in full force and effect, each enforceable in accordance with their terms.

12.           All references to the term “Loan Agreement” and “Transaction Documents” in the Original Loan Agreement and the other Transaction Documents shall be deemed to refer to the Original Loan Agreement, as amended by this Third Modification.

13.           This Third Modification may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, and all of which shall together constitute one and the same document, and shall be binding on the signatories.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower and the Authority have caused this Third Modification of Convertible Loan Agreement to be duly executed as of the date first above written.

WITNESS:	NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

	By:	/s/ Daniel Weick
Daniel Weick
Director-Finance & Bond Portfolio Management

WITNESS:	X-FACTOR COMMUNICATIONS, LLC

	By:	/s/ Charles Saracino
Charles Saracino
President and CEO

Accepted and Agreed:
X-FACTOR COMMUNICATIONS HOLDINGS,INC.

By:	/s/ Charles Saracino
Charles Saracino
President and CEO